EXHIBIT 10.16

2020 CHINACAP ACQUIRCO, INC.

WARRANT

PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of                         , 2007 between 2020 ChinaCap Acquirco, Inc., a company incorporated under the laws of Delaware (the “Company”), Win Wide International Ltd., an international business company incorporated under the laws of the British Virgin Islands (“Win Wide”), and G. George Lu (“Lu” and, together with Win Wide, the “Purchasers”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 9 hereof.

WHEREAS, Lu, the Chief Executive Officer of the Company, Jianming Yu, a director of the Company, and Yanmei May Yang, the spouse of Lu (the “Insiders”), collectively own in the aggregate approximately 67% of the shares in Win Wide (the “Insiders’ Percentage Interest”).

WHEREAS, in furtherance of the Company’s plan to obtain funding through an initial public offering (the “Offering”) of its units (the “Units”), each Unit consisting of one share of common stock (the “Unit Common Stock”) and one warrant to purchase one share of common stock (the “Unit Warrants” or a “Unit Warrant”) and to demonstrate the commitment of the initial stockholders of the Company to this plan, the Purchasers desire to make an investment in the Company by purchasing a total of 2,000,000 warrants (the “Warrants”) on the terms and conditions described herein; and

WHEREAS, the consummation of this Agreement is a condition to the closing of the Offering as described in the Underwriting Agreement by and between the Company and Morgan Joseph & Co. Inc. (the “Representative”), which Underwriting Agreement is filed as an exhibit to the Company’s registration statement on Form S-1, SEC File No. 333-142255, filed with the Securities and Exchange Commission (the “Commission”), as the same has been and may be amended from time to time hereafter (the “Registration Statement”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. AUTHORIZATION, PURCHASE AND SALE; TERMS OF THE WARRANTS.

A. Authorization of the Warrants. The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale to Win Wide of an aggregate of                  Warrants and the issuance and sale to Lu of an aggregate of                  Warrants. Each Warrant shall, upon exercise and payment of the exercise price specified therein, entitle the holder thereof to purchase one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B. Purchase and Sale of the Warrants. The Company shall sell to the Purchasers, and subject to the terms and conditions set forth herein, the Purchasers shall purchase from the Company, prior to the effectiveness of the Registration Statement, an aggregate of 2,000,000 Warrants. The purchase price of each Warrant shall be $1.00 per warrant (the “Purchase Price”), which shall be paid in immediately available funds through wire transfers to the trust account (the “Trust Account”) to be established pursuant to that certain Investment Management Trust Agreement by and between the Company and LaSalle Bank National Association (the “Escrow Agent”). The Purchase Price shall be wired to the Trust Account by the Purchasers so as to be on deposit in the Trust Account not less than 24 hours prior to the effectiveness of the Registration Statement.

C. Terms of the Warrants and Transfer Restrictions on the Insiders. The Warrants shall carry rights and terms identical to those possessed by the Unit Warrants described in the Registration Statement, subject to the following exceptions: the Warrants (i) will not be transferable, salable or assignable in any manner by the Purchasers, until such time as the Company has completed a Business Combination, except as expressly provided in this Section 1.C., (ii) may be exercisable on a cashless basis so long as such warrants are held by Lu or by Win Wide or its Affiliates and (iii) together with the shares of Common Stock underlying the Warrants, are and will be entitled to registration rights under the registration rights agreement (the “Registration Rights Agreement”) to be signed contemporaneously herewith between Win Wide, the Initial Stockholders (as such term is defined in the Registration Statement) and the Company. In accordance with clause (i) above, prior to a Business Combination, Win Wide will not engage in certain transactions which would result in a decrease of the Insiders’ Percentage Interest, including, but not limited to the following: (a) the issuance of any security, debt or equity, that would be given priority under a Bankruptcy (as defined below), (b) a recapitalization of Win Wide, (c) a merger, unless Win Wide is the surviving company, and on the condition that upon the request and satisfaction of the Company’s counsel, the surviving company will sign an instrument agreeing to be bound by the terms of this Agreement, (d) the dissolution or the voluntary filing of Bankruptcy, except, in the case of dissolution, if the plan of dissolution results in the Insiders owning a percentage of Warrants equal to the Insiders Percentage Interest and any transferee agrees to be bound by the terms of this Agreement, and (e) the pledge of or placing of any lien or other encumbrance on the Warrants. Solely with respect to the shareholders of Win Wide that receive a proportionate share of the Warrants consistent with terms set forth in clause (d) of the preceding sentence, the transfer restriction set forth in clause (i) shall not apply to (a) transfers resulting from the death of any such shareholder of Win Wide, (b) transfers by operation of law, (c) any transfer for estate planning purposes to natural persons immediately related to the transferor by blood, marriage or adoption, or (d) transfers to any trust solely for the benefit of such Win Wide shareholder transferor and/or natural persons immediately related to the transferor by blood, marriage or adoption; provided, however, that with respect to each of the transfers described in clauses (a), (b), (c) or (d), prior to such transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee (hereinafter collectively, “Permitted Transferees” or a “Permitted Transferee”) agrees in writing to be bound by the terms of this Agreement. Should any of the aforesaid Win Wide shareholders transfer or sell Warrants to persons other than Permitted Transferees after the Company has completed a Business Combination, then such Warrants shall on the date of such transfer immediately become redeemable under the same terms as the Unit Warrants. Except as specifically provided in this Agreement, the terms of the Warrants shall in all other respects be as set forth in the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company (the “Warrant Agreement”) relating to the Unit Warrants. In the event of any conflict between this Agreement and the Warrant Agreement, the terms and provisions of which are incorporated herein by reference, this Agreement shall control.

2. THE CLOSING. The closing of the purchase and sale of the Warrants to the Purchasers (the “Closing”) shall take place at the offices of the Representative prior to the effectiveness of the Registration Statement. At the Closing, the Company shall deliver to the Escrow Agent for deposit, warrant certificates evidencing the Warrants to be purchased by Win Wide and Lu, registered in each Purchaser’s respective name according to the number of Warrants each has agreed to purchase, upon the payment of the aggregate purchase price therefor, by wire transfer of immediately available funds to the Trust Account.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to Win Wide and Lu to enter into this Agreement and purchase the Warrants, the Company hereby represents and warrants that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement will have been duly authorized by the Company as of the Closing upon the approval by the Company and its Board of Directors. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms upon its execution.

(ii) The execution and delivery by the Company of this Agreement, the sale and issuance of the Warrants hereunder, the issuance of the Common Stock upon exercise of the Warrants (except, with respect thereto, any filings required under Federal or state securities laws or issuance of one or more legal opinions in form and content reasonably satisfactory to the Company pertaining to the availability of one or more exemptions with respect to the issuance of the Warrants under applicable securities laws) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing (a) conflict with, or result in breach of, the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Amended and Restated Certificate of Incorporation of the Company or the Amended and Restated Bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under Federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Warrants to be purchased hereunder and, upon exercise of the Warrants, payment of the exercise price set forth therein and conformance with the other provisions relating to the exercise thereto, the Common Stock issuable upon exercise of such Warrants will be duly and validly issued, fully paid, nonassessable, and each Purchaser will have or receive good title to such Securities (as defined in Section 4.C(i)), free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under Federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, or the consummation by the Company of any other transactions contemplated hereby.

E. Disclosure. (i) The Company will provide the Purchasers with a copy of any and all amendments to the Registration Statement filed by the Company with the Commission prior to the Closing; and (ii) to the best of the Company’s knowledge as of the date hereof, neither this Agreement nor the Registration Statement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which such statements were made.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF WIN WIDE. As a material inducement to the Company to enter into this Agreement and issue and sell the Warrants to the Purchasers, each Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) that:

A. Organization and Corporate Power. Win Wide is an international business company organized, validly existing and in good standing under the laws of the British Virgin Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. Win Wide possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) Each Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchasers enforceable against them in accordance with its terms.

(ii) The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchasers do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which a Purchaser is subject.

C. Investment Representations.

(i) The Purchasers are acquiring the Warrants and, upon exercise thereof, the Common Stock issuable upon such exercise (collectively, the “Securities”) for their own accounts, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Each Purchaser is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D.

(iii) Each Purchaser understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchasers’ compliance with, the representations, warranties and agreements of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.

(iv) The Purchasers initiated discussions with the Company relating to the purchase and sale of the Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchasers did not initiate such discussions, nor did the Purchasers decide to enter into this Agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”), including the filing of the Registration Statement.

(v) The Purchasers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchasers. Each Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Each Purchaser understands that his or its investment in the

Securities involves a high degree of risk. The Purchasers have sought such accounting, legal and tax advice as they have considered necessary to make an informed investment decision with respect to their acquisition of the Securities. The Purchasers have received and reviewed a copy of the Registration Statement, including without limitation, the language therein under the caption “Risk Factors”.

(vi) The Purchasers understand that no United States Federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering of the Securities.

(vii) The Purchasers are investors in securities of companies in the development stage and acknowledges that they are able to fend for themselves, have knowledge and experience in financial and business matters, know of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, are capable of evaluating the merits and risks of an investment in the Securities and are able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchasers have adequate means of providing for their current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchasers can afford a complete loss of its investment in the Securities.

(viii) The Purchasers understand that although the Company intends to register the Securities for resale in the Registration Statement, such registration of the Securities may not occur. In the event the Securities are not registered for resale in the Registration Statement, the Purchasers understand (a) that such Securities, having not been registered under the Securities Act or any state securities laws, may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchasers represent that they are familiar with Rule 144 adopted pursuant to the Securities Act, and understand the resale limitations imposed thereby and by the Securities Act. Each Purchaser is able to bear the economic risk of his or its investment in the Securities for an indefinite period of time.

(ix) Without in any way limiting the representations set forth above, in the event the Securities are not registered for resale in the Registration Statement, the Registration Statement ceases to be effective for any reason or the Company does not maintain a current prospectus in connection with the Registration Statement, the Purchasers agree not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b)(1) the Purchasers shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (2) if requested by the Company, the Purchasers shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act. Notwithstanding the foregoing, the Purchasers also understand and acknowledge that the transfer or exercise of the Warrants is subject to the specific conditions to such transfer or exercise as outlined herein, as to which the Purchasers specifically assent by their execution hereof. The Purchasers’ obligations under this Section 4.C(ix) shall survive the Closing for so long as Win Wide, any Insider or any permitted transferee thereof holds such Securities.

D. Rescission Right, Waiver and Indemnification.

(i) Each Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Warrants. In this regard, if the Offering of the Units were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, each Purchaser may have a right to rescind his or its purchase of the Warrants. In order to facilitate the completion of the Offering, from which each Purchaser expects to benefit, and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of the Company’s stockholders and Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of the purchase of the Warrants. Each Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Warrants to each Purchaser. Each Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

(ii) The Purchasers agree not to seek recourse against the Trust Account for any reason whatsoever, including but not limited to, in connection with the purchase of the Warrants, or any Claim that may arise now or in the future.

(iii) The Purchasers agree to jointly and severally indemnify and hold harmless the Company, the Representative and the Trust Account against any and all Losses and Expenses whatsoever to which the Company, the Representative and the Trust Account may become subject for any reason including as a result of the purchase of the Warrants by the Purchasers, including, but not limited to, any Claim by the Purchasers for rescission of the Warrants, but only to the extent necessary to ensure that such Losses and Expenses do not reduce the amount in the Trust Account. To the extent that the foregoing indemnification by the Purchasers may be unenforceable for any reason, the Purchasers agree to make the maximum contribution permissible by applicable law to the payment and satisfaction of any Losses and Expenses relating to Claims that may or will otherwise reduce the amount in the Trust Account.

(iv) The Purchasers acknowledge and agree that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of this Section 4.D of this Agreement.

(v) The Purchasers agree that to the extent any waiver of rights under this Section 4.D is ineffective as a matter of law, the Purchasers have offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchasers acknowledge the receipt and sufficiency of consideration received from the Company hereunder in this regard.

(vi) The Purchaser’s obligations under this Section 4.D shall survive the Closing until the expiration of an applicable statute of limitations.

5. CONDITIONS OF THE PURCHASER’S OBLIGATIONS AT THE CLOSING. The obligation of the Purchasers to purchase and pay for the Warrants is subject to the fulfillment, at or before the Closing, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 3, except for those stated to be made as of the date hereof, shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein or in the prospectus contained in the Registration Statement.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

C. Registration Statement. The Registration Statement shall have been declared effective by the Commission and the closing of the Offering shall take place within four (4) Business Days of such effective date or, if the Registration Statement is declared effective before 2:00 p.m. on a Business Day, the closing of the Offering shall take place within three (3) Business Days of such effective date.

6. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true at and as of the Closing as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Warrants hereunder.

7. TERMINATION. This Agreement may be terminated, or will terminate, as the case may be, at any time prior to the consummation of the Closing if the Offering is not closed within the time periods described in the Underwriting Agreement after the Registration Statement is declared effective.

8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained herein shall survive the Closing for a period of six (6) months except as otherwise specifically provided herein.

9.	DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Bankruptcy” means, with respect to any Person,

(i) the filing of an application by the Person for, or a consent to, the appointment of a trustee of the Person’s assets;

(ii) the filing by the Person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing the Person’s inability to pay debts as they come due;

(iii) a general assignment by such Person for the benefit of creditors;

(iv) the filing by the Person of an answer admitting the material allegations of, or the Person’s consenting to, or defaulting in answering a bankruptcy petition filed against the Person in any bankruptcy proceeding; or

(v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Person bankrupt or appointing a trustee, custodian, receiver or liquidator of such Person’s assets, which order, judgment or decree continues unstayed and in effect for any period of sixty (60) days.

“Business Combination” means a merger, stock exchange, asset acquisition or similar business combination of the Company with a target business or businesses which is its initial business combination and which meets the size, timing and other criteria outlined in the Registration Statement.

“Business Day” means any day other than a Saturday, Sunday or Federal holiday in the United States.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” or “Commission” means the United States Securities and Exchange Commission.

10. MISCELLANEOUS.

A. Legends.

(i) The certificates evidencing the Warrants and, unless the Registration Statement or any subsequent registration statement is then effective with respect to the Common Stock issuable upon exercise of the Warrants, the Common Stock, shall include the legend set forth below, which each Purchaser has read and understands:

THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO INVESTMENT REPRESENTATIONS AND RESTRICTIONS ON TRANSFER OR SALE PURSUANT TO A WARRANT PURCHASE AGREEMENT DATED                     , 2007 (“PURCHASE AGREEMENT”) WHICH RESTRICTS THE TRANSFER THEREOF AS PROVIDED IN THE PURCHASE AGREEMENT, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

The certificates evidencing the Warrants shall also include the following additional legend set forth below, which each Purchaser has read and understands:

FURTHER THESE SECURITIES SHALL BE DEPOSITED INTO ESCROW AND SUBJECT TO THE TERMS OF THAT SECURITIES ESCROW AGREEMENT DATED                     , 2007 (“ESCROW AGREEMENT”) WHICH ESCROW AGREEMENT RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

(ii) By accepting the certificates bearing the aforesaid legend, each Purchaser agrees, prior to any permitted transfer of the Securities represented by the certificates and subject to the restrictions contained herein, to give written notice to the Company expressing the desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the following provisions shall apply:

(a) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Securities may be effected without violating the terms of this Agreement, or any applicable securities laws, the Company shall promptly thereafter notify such Purchaser, whereupon such Purchaser shall be entitled to transfer such Securities, all in accordance with the terms of the notice delivered by the transferring Purchaser and upon such further terms and conditions as shall be required to ensure compliance with this Agreement and all applicable securities laws, and, upon surrender of the certificate evidencing such Securities, in exchange therefor, a new certificate not bearing a legend of the character set forth above if such counsel reasonably believes that such legend is no longer required under this Agreement; and

(b) subject to the transfer restrictions contained elsewhere in this Agreement, if, in the reasonable opinion of counsel to the Company, the proposed transfer of such Securities may not be effected without registration under the Securities Act or the applicable state securities acts, a copy of such opinion shall be promptly delivered to the transferring Purchaser, and such proposed transfer shall not be made unless such registration is then in effect.

(iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with the Securities Act and the applicable state securities acts.

B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F. Governing Law. The general corporation law of the State of Delaware shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, by facsimile transmission or by email transmission (subject to electronic confirmation of receipt); provided, however, that an original copy of any notice, consent or request sent by facsimile transmission or by email transmission also shall be delivered to the addressee of such notice, consent or request by Express Mail or similar private courier service within two (2) business days after such initial transmission. Such notices, demands and other communications shall be sent:

If to the Company or to Lu:

2020 China Cap Acquirco, Inc.

c/o Surfmax Corporation

221 Boston Post Road East, Suite 410

Marlborough, Massachusetts 01752

Attention: G. George Lu

With a copy to:

Seyfarth Shaw LLP

131 South Dearborn Street, Suite 2400

Chicago, Illinois 60603

(312) 460-5000 (telephone)

(312) 460-7000 (facsimile)

Attention: Michel J. Feldman, Esq.

If to Win Wide:

Win Wide International Ltd.

c/o Surfmax Corporation

221 Boston Post Road East, Suite 410

Marlborough, Massachusetts 01752

Attention: G. George Lu

With a copy to:

Seyfarth Shaw LLP

131 South Dearborn Street, Suite 2400

Chicago, Illinois 60603

(312) 460-5000 (telephone)

(312) 460-7000 (facsimile)

Attention: Michel J. Feldman, Esq.

H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement on the date first written above.

G. George Lu

2020 CHINACAP ACQUIRCO, INC.

By:
Name:
Title:

WIN WIDE INTERNATIONAL LTD.

By:
Name:
Title: